FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT dated as of July 13, 2007 (“Amendment”) TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 3, 2006 (“the Credit Agreement”) by and among Otelco Inc., a Delaware corporation (“Borrower”), the other Credit Parties signatory hereto, as Credit Parties, the Lenders signatory hereto from time to time, and General Electric Capital Corporation, a Delaware corporation, for itself, as Lender, and as Agent for the Lenders (“Agent”).

RECITALS

A.	Borrower, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to the Credit Agreement.

B.	On July 5, 2007 Borrower made mandatory prepayments of the Term Loan in the aggregate amount of $55,353,032.12 upon receipt of proceeds of Stock Issuances.

C.	As a result of such mandatory prepayments, the Lenders’ Total Term Loan Commitment has been permanently reduced to $64,646,967.88.

D.	Borrower has requested that the Lenders waive LIBOR breakage incurred in connection with the prepayments and the Lenders have agreed thereto.

E.	Borrower has requested that the Lenders agree to amend the interest rates applicable to the Revolving Credit Advances and the Term Loans.

F.
AIG Annuity Reinsurance, The Variable Annuity Life Insurance Company and AIG Inc-The Matched Investment Program (collectively, the “AIG Lenders”) have declined to agree to amend the interest rates applicable to the Term Loans.

G.
Pursuant to Section 11(d) of the Credit Agreement, Borrower has requested that, on the First Amendment Date, Agent and CoBank, ACB (“CoBank”) purchase from the AIG Lenders all of the Term Loan Commitments of the AIG Lenders for an amount equal to the principal balance thereof held by the AIG Lenders and all accrued interest and Fees with respect thereto through the date of sale, and Agent and CoBank have agreed to such purchase.

H.
Borrower has requested that the Lenders amend the Credit Agreement in certain respects to reflect the aforementioned changes and other changes and Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1.    Amendment to Section 1.1(b)(i). Section 1.1(b)(i) of the Credit Agreement is amended by replacing such Section in its entirety with the following:

“(b) Term Loan. (i) Effective July 5, 2007, the Lenders’ Total Term Loan Commitment shall be $64,646,967.88 (the “Term Loan”). The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and, except as provided in Section 1.12 , Borrower agrees that, promptly after the receipt from a Lender of an original Term Note executed and delivered by Borrower pursuant to the Credit Agreement and marked “cancelled”, Borrower shall execute and deliver to such Lender a new Term Note in replacement of such Term Note in the principal amount of the Term Loan of such Lender hereunder. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Total Term Loan Commitment, together with interest thereon as prescribed in Section 1.5. ”

2.    Amendment to Section 1.4. Section 1.4 of the Credit Agreement is amended by replacing such Section in its entirety with the following:

“Beginning with the First Amendment Date, the Borrower shall utilize the proceeds of the Revolving Loan and the Swing Line Loan for the financing of Borrower’s ordinary working capital and general corporate purposes.”

3.    Amendment to Section 1.5. Section 1.5(a) of the Credit Agreement is amended by replacing such Section in its entirety with the following:

“(a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

“As of the First Amendment Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.75%
Applicable Revolver LIBOR Margin	1.75%
Applicable Term Loan Index Margin	0.75%
Applicable Term Loan LIBOR Margin	1.75%

“The Applicable Margins shall be adjusted by reference to the following grids:

If Leverage Ratio is:	Level of Applicable Margins:
> 5.75:1.0	Level I
<5.75:1.0, but > 5.25:1.0	Level II
<5.25:1.0, but > 4.75:1.0	Level III
<4.75:1.0, but > 4.25:1.0	Level IV
<4.25:1.0	Level V

	Applicable Margins

	Level I	Level II	Level III	Level IV	Level V
Applicable Revolver Index Margin	1.50%	1.25%	1.00%	0.75%	0.50%

Applicable Revolver LIBOR Margin	2.50%	2.25%	2.00%	1.75%	1.50%

Applicable Term Loan Index Margin	1.50%	1.25%	1.00%	0.75%	0.50%

Applicable Term Loan LIBOR Margin	2.50%	2.25%	2.00%	1.75%	1.50%

“Adjustments in the Applicable Margins commencing with the Fiscal Quarter ending September 30, 2007 shall be implemented quarterly on a prospective basis, for each calendar month commencing no later than five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment (as required in Annex E or otherwise). Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements timely shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.”

4.    Amendment to Section 2.1. Section 2.1 of the Credit Agreement is amended by replacing such Section in its entirety with the following: “[Intentionally Omitted.]”

5.    Amendment to Section 2.2(b). Section 2.2(b) of the Credit Agreement is amended by replacing such Section in its entirety with the following: “[Intentionally Omitted.]”

6.    Amendments to Annex A. (a) Annex A of the Credit Agreement is amended by deleting the following defined terms: “Additional Term Loan”, “Additional Term Loan Commitment”, “Original Term Loan” and “Original Term Loan Commitment”.

(b) Annex A of the Credit Agreement is amended by adding the definition “First Amendment Date” set forth below and inserting it in correct alphabetical order in Annex A and by replacing the definitions of “Commitments”, “Dividend Suspension Period”, “Interest Deferral Period”, “LIBOR Rate”, “Pro Rata Share”, “Requisite Lenders”, “Term Loan” and “Total Term Loan Commitment” with the definitions set forth below and inserting them in correct alphabetical order in Annex A:

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitments, which aggregate commitment shall be Seventy-Nine Million Six Hundred Forty-Six Thousand Nine Hundred Sixty-Seven and 88/100 Dollars ($79,646,967.88) on the First Amendment Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“First Amendment Date” means July 13, 2007.

“Dividend Suspension Period” means, with respect to any period (for these purposes, the "subject period") consisting of one or more consecutive, four-Fiscal Quarter periods of Borrower as of the end of which either (a) the Consolidated Fixed Charge Coverage Ratio is less than 1.14 to 1.00 or (b) the Consolidated Senior Leverage Ratio is greater than 2.80 to 1.00, the period commencing on the date Borrower is required to deliver a Compliance Certificate pursuant to Section 4.1 in respect of the first such four-Fiscal Quarter period in such subject period and ending on date on which Borrower delivers a Compliance Certificate pursuant to Section 4.1 in respect of the last Fiscal Quarter of Borrower in such subject period.

“Interest Deferral Period” means, with respect to any period (for these purposes, the "subject period") consisting of one or more consecutive, four-Fiscal Quarter periods of Borrower as of the end of which either (a) the Consolidated Fixed Charge Coverage Ratio is less than 1.09 to 1.00 or (b) the Consolidated Senior Leverage Ratio is greater than 2.90 to 1.00, the period commencing on the date Borrower is required to deliver a Compliance Certificate pursuant to Section 4.1 in respect of the first such four-quarter period in such subject period and ending on the date on which Borrower delivers a Compliance Certificate pursuant to Section 4.1 in respect of the last Fiscal Quarter of Borrower in such subject period.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)    the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)    a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Reuters, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be acceptable to Agent.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Total Term Loan Commitment of that Lender by (ii) the aggregate Total Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“Requisite Term Lenders” means Lenders holding more than 50% of the aggregate principal amount of the Term Loan then outstanding.

“Term Loan” has the meaning set forth in Section 1.1(b)(i).

“Total Term Loan Commitment” means the Total Term Loan Commitment of a Lender set forth on Annex J.

7.    Amendment to Annex G. Annex G of the Credit Agreement is amended by deleting paragraph (b) thereto and replacing it with the following:

“ Maximum Consolidated Senior Leverage Ratio. Credit Parties shall have, at the end of each Fiscal Quarter, a Consolidated Senior Leverage Ratio as of the last day of such Fiscal Quarter, a Consolidated Senior Leverage Ratio as of the last day of such Fiscal Quarter and for the Test Period ending with such Fiscal Quarter of not more than 3.00 to 1.00.”

8.    Amendment to Annex J. Annex J of the Credit Agreement is amended by replacing such Annex in its entirety with Annex J attached hereto.

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until each Lender shall have received payment of an amendment fee and Agent shall have received the following documents, each of which shall be in form and substance satisfactory to Agent:

(a) duly executed Assignment Agreements by and among the AIG Lenders as Assignor Lenders and General Electric Capital Corporation and CoBank as Assignee Lenders;

(b) duly executed signature pages to this Amendment from the Lenders, Borrower, Agent and each Credit Party;

(c) for each Credit Party a certification that such Person’s bylaws, and all charter documents including partnership and/or operating agreements, have not been amended since the Closing Date; and

(d) for each Credit Party, such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

C. REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders and Agent that:

1.    The execution, delivery and performance by such Credit Party of this Amendment: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority except where such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person , except any consents or approvals of any Person other than a Governmental Authority where the failure to obtain such consents or approvals of any such Person, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.    This Amendment has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights and remedies generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.    Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1.    Waiver of LIBOR Breakage. The Lenders hereby waive the payment of LIBOR breakage costs incurred by them in connection with the prepayments of the Term Loan effected on July 5, 2007.

2.    Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

3.    Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by Borrower of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of Borrower to the Lenders or any other obligation of Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrower, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

4.    Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5.    Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ALL APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

7.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

8.    Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent (not to exceed $10,000) in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

9.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

10.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns

11.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotia-tions or agreements, whether written or oral, with respect thereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

OTELCO INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELECOMMUNICATIONS LLC

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELEPHONE LLC

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER HOLDING COMPANY, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER TELECOMMUNICATIONS COMPANY, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BRINDLEE HOLDINGS LLC

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BRINDLEE MOUNTAIN TELEPHONE COMPANY

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

PAGE & KISER COMMUNICATIONS, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BLOUNTSVILLE TELEPHONE COMPANY, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

MID-MISSOURI HOLDING CORP.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

MID-MISSOURI TELEPHONE COMPANY

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

IMAGINATION, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

MID-MAINE COMMUNICATIONS, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MAINE TELECOM, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MAINE TELPLUS

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

By:	/s/ Julia R. Meade
Name: Julia R. Meade
Title: Duly Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

COBANK, ACB, as a Lender

By:	/s/ Kevin A. Oliver
Name: Kevin A. Oliver
Title: Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

ANNEX J (from Annex A - Commitments definition)
to
CREDIT AGREEMENT

Lender(s):

GENERAL ELECTRIC CAPITAL CORPORATION

Revolving Loan Commitment:	$7,500,000.00
Total Term Loan Commitment:	$35,385,708.73

COBANK, ACB

Revolving Loan Commitment (including a Swing Line Commitment of $1,500,000):	$7,500,000.00
Total Term Loan Commitment:	$29,261,259.15